                                                                   EXHIBIT 10.13
--------------------------------------------------------------------------------

                           LOAN AND SECURITY AGREEMENT
                               ANDA NETWORKS, INC.

--------------------------------------------------------------------------------

                                       TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----
1       ACCOUNTING AND OTHER TERMS...........................................................4

2       LOAN AND TERMS OF PAYMENT............................................................4

        2.1     Credit Extensions............................................................4
        2.2     Overadvances.................................................................5
        2.3     Interest Rate, Payments......................................................5
        2.4     Fees.........................................................................5

3       CONDITIONS OF LOANS..................................................................6

        3.1     Conditions Precedent to Initial Credit Extension.............................6
        3.2     Conditions Precedent to Initial Advance under the Committed Revolving
                Line.........................................................................6
        3.3     Conditions Precedent to all Credit Extensions................................6

4       CREATION OF SECURITY INTEREST........................................................6

        4.1     Grant of Security Interest...................................................6

5       REPRESENTATIONS AND WARRANTIES.......................................................6

        5.1     Due Organization and Authorization...........................................6
        5.2     Collateral...................................................................7
        5.3     Litigation...................................................................7
        5.4     No Material Adverse Change in Financial Statements...........................7
        5.5     Solvency.....................................................................7
        5.6     Regulatory Compliance........................................................7
        5.7     Subsidiaries.................................................................7
        5.8     Full Disclosure..............................................................8

6       AFFIRMATIVE COVENANTS................................................................8

        6.1     Government Compliance........................................................8
        6.2     Financial Statements, Reports, Certificates..................................8
        6.3     Inventory; Returns...........................................................8
        6.4     Taxes........................................................................9
        6.5     Insurance....................................................................9
        6.6     Primary Accounts.............................................................9
        6.7     Further Assurances...........................................................9

7       NEGATIVE COVENANTS...................................................................9

        7.1     Dispositions.................................................................9
        7.2     Changes in Business, Ownership, Management or Business Locations.............9
        7.3     Mergers or Acquisitions......................................................9
        7.4     Indebtedness................................................................10
        7.5     Encumbrance.................................................................10
        7.6     Distributions; Investments..................................................10
        7.7     Transactions with Affiliates................................................10
        7.8     Subordinated Debt...........................................................10
        7.9     Compliance..................................................................10

8       EVENTS OF DEFAULT...................................................................10

        8.1     Payment Default.............................................................10
        8.2     Covenant Default............................................................10

        8.3     Material Adverse Change.....................................................11
        8.4     Attachment..................................................................11
        8.5     Insolvency..................................................................11
        8.6     Other Agreements............................................................11
        8.7     Judgments...................................................................11
        8.8     Misrepresentations..........................................................11

9       BANK'S RIGHTS AND REMEDIES..........................................................12

        9.1     Rights and Remedies.........................................................12
        9.2     Power of Attorney...........................................................12
        9.3     Accounts Collection.........................................................12
        9.4     Bank Expenses...............................................................13
        9.5     Bank's Liability for Collateral.............................................13
        9.6     Remedies Cumulative.........................................................13
        9.7     Demand Waiver...............................................................13

10      NOTICES.............................................................................13

11      CHOICE OF LAW , VENUE AND JURY TRIAL WAIVER.........................................13

12      GENERAL PROVISIONS..................................................................14

        12.1    Successors and Assigns......................................................14
        12.2    Indemnification.............................................................14
        12.3    Time of Essence.............................................................14
        12.4    Severability of Provision...................................................14
        12.5    Amendments in Writing, Integration..........................................14
        12.6    Counterparts................................................................14
        12.7    Survival....................................................................14
        12.8    Confidentiality.............................................................14
        12.9    Attorneys' Fees, Costs and Expenses.........................................15
        12.10   Prepayment..................................................................15

13      DEFINITIONS.........................................................................15

        13.1    Definitions.................................................................15

        THIS LOAN AND SECURITY AGREEMENT dated February 18, 1999, between SILICON VALLEY BANK ("Bank"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and ANDA NETWORKS, INC. ("Borrower"), whose address is 2921 Copper Road, Santa Clara, California 95051 provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1       ACCOUNTING AND OTHER TERMS

        Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document. This Agreement shall be construed to impart upon Bank a duty to act reasonably at all times.

2       LOAN AND TERMS OF PAYMENT

2.1     CREDIT EXTENSIONS.

        Borrower will pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

2.1.1   BRIDGE LOAN.

        (a) Bank will make advances ("Bridge Loan Advance" and, collectively, "Bridge Loan Advances"), not exceeding the Committed Bridge Loan through the Bridge Loan Maturity Date when all outstanding Bridge Loan Advances plus all accrued interest will be due and payable. Bridge Loan Advances, when repaid, may not be reborrowed.

        (b) To obtain a Bridge Loan Advance, Borrower must notify Bank (the notice is irrevocable) by facsimile no later than 3:00 p.m. Pacific time 1 Business Day before the day on which the Bridge Loan Advance is to be made. The notice must be in the form of Exhibit B. The notice must be signed by a Responsible Officer or designee.

2.1.2   EQUIPMENT ADVANCES.

        (a) Through August 18, 1999 (the "Equipment Availability End Date"), Bank will make advances ("Equipment Advance" and, collectively, "Equipment Advances") not exceeding the Committed Equipment Line. The Equipment Advances may only be used to finance or refinance Equipment purchased on or after 90 days before the date of this Agreement and may not exceed 100% of the new equipment invoice excluding taxes, shipping, warranty charges, freight discounts and installation expense. Software and used Equipment may constitute up to 25% of the aggregate Equipment Advances.

        (b) Interest accrues from the date of each Equipment Advance at the rate in Section 2.3(a) and is payable monthly until the Equipment Availability End Date occurs. Each Equipment Advance is payable in 24 equal monthly installments of principal, plus accrued interest, beginning on the last day of each month following the Equipment Advance and ending on 24th month following such Equipment Advance (the "Equipment Advance Maturity Date"). Equipment Advances when repaid may not be reborrowed.

        (c) To obtain an Equipment Advance, Borrower must notify Bank (the notice is irrevocable) by facsimile no later than 3:00 p.m. Pacific time 1 Business Day before the day on which the Equipment Advance is to be made. The notice in the form of Exhibit B (Payment/Advance Form) must be signed by a Responsible Officer or designee and include a copy of the invoice for the Equipment being financed.

2.1.3   REVOLVING ADVANCES.

        (a) Subject to Section 3 and at Borrower's option, Bank will make Advances not exceeding the lesser of (A) the Committed Revolving Line or (B) the Borrowing Base. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

        (b) To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 3:00 p.m. Pacific time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as Exhibit B. Bank will credit Advances to Borrower's deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to reliance.

        (c) The Committed Revolving Line terminates on the Revolving Maturity Date, when all Advances and other amounts due under this Agreement are immediately payable.

2.2     OVERADVANCES.

        If Borrower's Obligations under Section 2.1.3 exceed the lesser of either (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower must immediately pay Bank the excess.

2.3     INTEREST RATE, PAYMENTS.

        (a) Interest Rate. (i) Bridge Loan Advances accrue interest on the outstanding principal balance at a per annum rate equal to the Prime Rate; (ii) Equipment Advances accrue interest on the outstanding principal balance at a per annum rate of 0.5 of one percentage point above the Prime Rate; and (iii) Advances accrue interest on the outstanding principal balance at a per annum rate equal to the Prime Rate. After an Event of Default, Obligations accrue interest at 5 percent above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

        (b) Payments. Interest due on the Bridge Loan is payable on the last day of each month. Interest due on the Equipment Advances is payable on the last day of each month. Interest due on the Committed Revolving Line is payable on the last day of each month Bank may debit any of Borrower's deposit accounts including Account Number 330107065 for principal and interest payments or any amounts Borrower owes Bank. Bank will notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

2.4     FEES.

        Borrower will pay:

        (a) Facility Fee. A fully earned, non-refundable Facility Fee of $1,250 due on the Closing Date, in the event that Borrower decides to accept the terms of the Committed Revolving Line ; and

        (b) Bank Expenses. All Bank Expenses (including reasonable attorneys' fees and expenses) incurred through and after the date of this Agreement, are payable when due.

3       CONDITIONS OF LOANS

3.1     CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION.

        Bank's obligation to make the initial Credit Extension is subject to the condition precedent that Bank receives the agreements, documents and fees provided for herein.

3.2     CONDITIONS PRECEDENT TO INITIAL ADVANCE UNDER THE COMMITTED REVOLVING
        LINE.

        Bank's obligation to make the initial Advance under the Committed Revolving Line is subject to the conditions precedent that:

        Borrower has closed an equity round of at least $5,000,000;

        All outstanding Bridge Loan Advances under the Committed Bridge Loan shall be paid in full;

        Borrower has provided to Bank current borrowing base certificate;

        Bank has completed an audit of Borrower's Accounts, with results satisfactory to Bank; and

        Borrower's payment of an activation fee of $3,500 (which will include the initial Accounts audit fee):

3.3     CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS.

        Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

        (a) timely receipt of any Payment/Advance Form; and

        (b) the representations and warranties in Section 0 must be materially true on the date of the Payment/Advance Form and on the effective date of each Advance and no Event of Default may have occurred and be continuing, or result from the credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties of Section 0 remain true.

4       CREATION OF SECURITY INTEREST

4.1     GRANT OF SECURITY INTEREST.

        Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. Bank may place a "hold" on any deposit account pledged as Collateral.

5       REPRESENTATIONS AND WARRANTIES

        Borrower represents and warrants as follows:

5.1     DUE ORGANIZATION AND AUTHORIZATION.

        Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified.

        The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could cause a Material Adverse Change.

5.2     COLLATERAL.

        Borrower has good title to the Collateral, free of Liens except Permitted Liens. The Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has no notice of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an Eligible Account in any Borrowing Base Certificate. All Inventory is in all material respects of good and marketable quality, free from material defects.

5.3     LITIGATION.

        Except as shown in the Schedule, there are no actions or proceedings pending or, to Borrower's knowledge, threatened by or against Borrower or any Subsidiary in which an adverse decision could cause a Material Adverse Change.

5.4     NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS.

        All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5     SOLVENCY.

        The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6     REGULATORY COMPLIANCE.

        Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations G, T and U of the Federal Reserve Board of Governors). Borrower has complied with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted.

5.7     SUBSIDIARIES.

        Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8     FULL DISCLOSURE.

        No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading.

6       AFFIRMATIVE COVENANTS

        Borrower will do all of the following:

6.1     GOVERNMENT COMPLIANCE.

        Borrower will maintain its and all Subsidiaries' legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify could have a material adverse effect on Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change.

6.2     FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

        (a) Borrower will deliver to Bank, beginning as of the month ended December 31, 1998: (i) as soon as available, but no later than 30 days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period, in a form and certified by a Responsible Officer acceptable to Bank; (ii) as soon as available, but no later than 120 days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank; (iii) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000 or more; and (iv) budgets, sales projections, operating plans or other financial information Bank requests.

        (b) Within 20 days after the last day of each month, beginning with the first month that there are outstanding Advances and prior to the initial Advance under the Committed Revolving Line, Borrower will deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C, with aged listings of accounts receivable.

        (c) Bank has the right to audit Borrower's Collateral at Borrower's expense, but the audits will be conducted no more often than twice every year unless an Event of Default has occurred and is continuing. Notwithstanding the foregoing, the initial audit (the cost of which shall be included in Borrower's activation fee as described in Section 3.2) of Borrower's Collateral shall be prior to any Advances under the Committed Revolving Line.

6.3     INVENTORY; RETURNS.

        Borrower will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow Borrower's customary practices as they exist at execution of this Agreement. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims, that involve more than $100,000.

6.4     TAXES.

        Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.5     INSURANCE.

        Borrower will keep its business and the Collateral insured for risks and in amounts, as Bank reasonably requests. Insurance policies will be in a form, with companies, and in amounts that are reasonably satisfactory to Bank. All property policies will have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank's request, Borrower will deliver certified copies of policies and evidence of all premium payments. At such time as an Event of Default has occurred and is continuing, proceeds payable under any policy will, at Bank's option, be payable to Bank on account of the Obligations.

6.6     PRIMARY ACCOUNTS.

        Borrower will maintain its primary depository and operating accounts with Bank.

6.7     FURTHER ASSURANCES.

        Borrower will execute any further instruments and take further action as Bank requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

7       NEGATIVE COVENANTS

        Borrower will not do any of the following:

7.1     DISPOSITIONS.

        Convey, sell, lease, transfer or otherwise dispose of (collectively "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Transfers (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) of worn-out or obsolete Equipment; or (iv) exclusive rights granted to third parties to sell and distribute Borrower's certain product lines in the ordinary course of business.

7.2     CHANGES IN BUSINESS, OWNERSHIP, MANAGEMENT OR BUSINESS LOCATIONS.

        Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or have a material change in its ownership (other than the result of equity financings) of greater than 25%. Borrower will not, without at least 30 days prior written notice, relocate its chief executive office or add any new offices or business locations.

7.3     MERGERS OR ACQUISITIONS.

        Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except where (i) no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement or result in a decrease of more than 25% of Tangible Net Worth; or
(ii) merge or consolidate a Subsidiary into another Subsidiary or into Borrower.

7.4     INDEBTEDNESS.

        Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5     ENCUMBRANCE.

        Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted here.

7.6     DISTRIBUTIONS; INVESTMENTS.

        Except as provided in Section 7.3, directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so. Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, except for repurchases of stock from former employees of Borrower in accordance with the terms of its employee stock purchase agreement, provided, however, that immediately prior to and following such repurchases there exists no Event of Default under the Loan Documents.

7.7     TRANSACTIONS WITH AFFILIATES.

        Directly or indirectly enter or permit any material transaction with any Affiliate except transactions that are in the ordinary course of Borrower's business, on terms less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

7.8     SUBORDINATED DEBT.

        Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank's prior written consent.

7.9     COMPLIANCE.

        Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8       EVENTS OF DEFAULT

        Any one of the following is an Event of Default:

8.1     PAYMENT DEFAULT.

        If Borrower fails to pay any of the Obligations;

8.2     COVENANT DEFAULT.

        If Borrower violates any covenant in Section 7 or does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between

Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within 10 days after it occurs, or if the default cannot be cured within 10 days or cannot be cured after Borrower's attempts within 10 day period, and the default may be cured within a reasonable time, then Borrower has an additional period (of not more than 30 days) to attempt to cure the default. During the additional time, the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

8.3     MATERIAL ADVERSE CHANGE.

        Bank's obligation to lend the undisbursed portion of the Credit Extensions will terminate if, in Bank's sole discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospects of Borrower, whether or not arising from transactions in the ordinary course of business, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.

8.4     ATTACHMENT.

        If any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 30 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within 30 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

8.5     INSOLVENCY.

        If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

8.6     OTHER AGREEMENTS.

        If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $100,000 or that could cause a Material Adverse Change;

8.7     JUDGMENTS.

        If a money judgment(s) in the aggregate of at least $100,000 is rendered against Borrower and is unsatisfied and unstayed for 30 days (but no Credit Extensions will be made before the judgment is stayed or satisfied); or

8.8     MISREPRESENTATIONS.

        If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

9       BANK'S RIGHTS AND REMEDIES

9.1     RIGHTS AND REMEDIES.

        When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

        (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

        (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

        (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

        (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

        (e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

        (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral; and

        (g) Dispose of the Collateral according to the Code.

9.2     POWER OF ATTORNEY.

        Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower's insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and
(v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank's appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Advances terminates.

9.3     ACCOUNTS COLLECTION.

        When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank's security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

9.4     BANK EXPENSES.

        If Borrower fails to pay any amount or furnish any required proof of payment to third persons Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

9.5     BANK'S LIABILITY FOR COLLATERAL.

        If Bank complies with reasonable banking practices it is not liable for:
(a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral;
(c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6     REMEDIES CUMULATIVE.

        Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.7     DEMAND WAIVER.

        Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10      NOTICES

        All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth at the beginning of this Agreement. A Party may change its notice address by giving the other Party written notice.

11      CHOICE OF LAW , VENUE AND JURY TRIAL WAIVER

        California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12      GENERAL PROVISIONS

12.1    SUCCESSORS AND ASSIGNS.

        This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in an interest in, Bank's obligations, rights and benefits under this Agreement, provided, however, Bank shall not effect any such transfer that results in Bank not continuing to hold controlling voting power respecting the lenders' exercise of its rights and remedies hereunder.

12.2    INDEMNIFICATION.

        Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

12.3    TIME OF ESSENCE.

        Time is of the essence for the performance of all obligations in this Agreement.

12.4    SEVERABILITY OF PROVISION.

        Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5    AMENDMENTS IN WRITING, INTEGRATION.

        All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

12.6    COUNTERPARTS.

        This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7    SURVIVAL.

        All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8    CONFIDENTIALITY.

        In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank's subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9    ATTORNEYS' FEES, COSTS AND EXPENSES.

        In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

12.10   PREPAYMENT.

        Borrower may prepay all or any portion of any Obligation owed to Bank without any penalty or premium.

13      DEFINITIONS

13.1    DEFINITIONS.

        In this Agreement:

        "ACCOUNTS" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

        "ADVANCE" or "ADVANCES" is a loan advance (or advances) under the Committed Revolving Line.

        "AFFILIATE" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

        "BANK EXPENSES" are all audit fees and expenses and reasonable costs or expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

        "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

        "BORROWING BASE" is 80% of Eligible Accounts as determined by Bank from Borrower's most recent Borrowing Base Certificate.

        "BRIDGE LOAN ADVANCE" is defined in Section 2.1.1

        "BRIDGE LOAN MATURITY DATE" is the earlier to occur of: (a) November 18, 1999 or (b) the close of Borrower's next round of equity financing.

        "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

        "CLOSING DATE" is the date of this Agreement.

        "CODE" is the California Uniform Commercial Code.

        "COLLATERAL" is the property described on Exhibit A.

        "COMMITTED BRIDGE LOAN" is a Credit Extension of up to $750,000.

        "COMMITTED EQUIPMENT LINE" is a Credit Extension of up to $250,000.

        "COMMITTED REVOLVING LINE" is an Advance of up to $1,000,000.

        "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

        "CREDIT EXTENSION" is each Advance, Bridge Loan Advance, Equipment Advance or any other extension of credit by Bank for Borrower's benefit.

        "ELIGIBLE ACCOUNTS" are Accounts in the ordinary course of Borrower's business that meet all Borrower's representations and warranties in Section 5.2; but Bank may change eligibility standards by giving Borrower notice. Unless Bank agrees otherwise in writing, Eligible Accounts will not include:

        (a) Accounts that the account debtor has not paid within 90 days of invoice date;

        (b) Accounts for an account debtor, 50% or more of whose Accounts have not been paid within 90 days of invoice date;

        (c) Credit balances over 90 days from invoice date;

        (d) Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, for the amounts that exceed that percentage, unless the Bank approves in writing, which such approval shall not be unreasonably withheld;

        (e) Accounts for which the account debtor does not have its principal place of business in the United States;

        (f) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality;

        (g) Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts);

        (h) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor's payment may be conditional;

        (i) Accounts for which the account debtor is Borrower's Affiliate, officer, employee, or agent;

        (j) Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

        (k) Accounts for which Bank reasonably determines collection to be doubtful.

        "EQUIPMENT" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

        "EQUIPMENT ADVANCE" is defined in Section 2.1.2

        "EQUIPMENT AVAILABILITY END DATE" is defined in Section 2.1.2

        "EQUIPMENT ADVANCE MATURITY DATE" is defined in Section 2.1.2

        "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

        "GAAP" is generally accepted accounting principles.

        "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

        "INSOLVENCY PROCEEDING" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

        "INVENTORY" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

        "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

        "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

        "LOAN DOCUMENTS" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

        "MATERIAL ADVERSE CHANGE" is defined in Section 8.3.

        "OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including letters of credit and exchange contracts and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

        "PERMITTED INDEBTEDNESS" is:

        (a) Borrower's indebtedness to Bank under this Agreement or any other Loan Document;

        (b) Indebtedness existing on the Closing Date and shown on the Schedule;

        (c) Subordinated Debt;

        (d) Indebtedness to trade creditors incurred in the ordinary course of business; and

        (e) Indebtedness secured by Permitted Liens;


        "PERMITTED INVESTMENTS" are:

        (a) Investments shown on the Schedule and existing on the Closing Date; and

        (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue.

        "PERMITTED LIENS" are:

        (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

        (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's security interests;

        (c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or
(ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

        (d) Leases or subleases and licenses or sublicenses granted in the ordinary course of Borrower's business;

        (e) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

        "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

        "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

        "RESPONSIBLE OFFICER" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

        "REVOLVING MATURITY DATE" is twelve (12) months following the date of Borrower's initial activation of the Committed Revolving Line.

        "SCHEDULE" is any attached schedule of exceptions.

        "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's debt to Bank (and identified as subordinated by Borrower and Bank).

        "SUBSIDIARY" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

        "TANGIBLE NET WORTH" is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities plus Subordinated Debt.

        "TOTAL LIABILITIES" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.


BORROWER:

ANDA NETWORKS, INC.


By:_______________________________________

Title:____________________________________


BANK:

SILICON VALLEY BANK


By:_______________________________________

Title:____________________________________

                                    EXHIBIT A


        The Collateral consists of all of Borrower's right, title and interest in and to the following:

        All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

        All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

        All contract rights and general intangibles (specifically excluding intellectual property) now owned or hereafter acquired, including, without limitation, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

        All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

        All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing; and

        All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

        Notwithstanding anything contained herein to the contrary, Collateral shall not include any of Borrower's intellectual property including without limitation any patents, trademarks or copyrights and, except for the Accounts generated from such intellectual property, any application or registration thereof and any trade secrets.

                                    EXHIBIT B

                   LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

              DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.


TO:  CENTRAL CLIENT SERVICE DIVISION             DATE:__________________________

FAX#:  (408) 496-2426                            TIME:__________________________

________________________________________________________________________________

FROM:  ANDA NETWORKS, INC.
       _________________________________________________________________________
                                    CLIENT NAME (BORROWER)
REQUESTED BY:___________________________________________________________________
                                    AUTHORIZED SIGNER'S NAME
________________________________________________________________________________

AUTHORIZED SIGNATURE:___________________________________________________________

PHONE NUMBER:___________________________________________________________________

FROM ACCOUNT #_____________________________ TO ACCOUNT #________________________

REQUESTED TRANSACTION TYPE                  REQUESTED DOLLAR AMOUNT

PRINCIPAL INCREASE (ADVANCE)                $___________________________________

PRINCIPAL PAYMENT (ONLY)                    $___________________________________

INTEREST PAYMENT (ONLY)                     $___________________________________

PRINCIPAL AND INTEREST (PAYMENT)            $___________________________________

OTHER INSTRUCTIONS:_____________________________________________________________
________________________________________________________________________________

All Borrower's representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone request for and Advance confirmed by this Borrowing Certificate; but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date.
________________________________________________________________________________
________________________________________________________________________________
                                  BANK USE ONLY

TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

_______________________________________             ____________________________
               Authorized Requester                            Phone #

_______________________________________             ____________________________
               Received By (Bank)                              Phone #

                       ____________________________________
                           Authorized Signature (Bank)
________________________________________________________________________________

                                    EXHIBIT C
                           BORROWING BASE CERTIFICATE
________________________________________________________________________________

Borrower:    ANDA NETWORKS, INC.                  Bank:    Silicon Valley Bank
                                                           3003 Tasman Drive
                                                           Santa Clara, CA 95054

Commitment Amount: $1,000,000 To be used when the Committed Revolving Line become available
________________________________________________________________________________

ACCOUNTS RECEIVABLE
1.    Accounts Receivable Book Value as of ______                     $_________
2.    Additions (please explain on reverse)                           $_________
3.    TOTAL ACCOUNTS RECEIVABLE                                       $_________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.    Amounts over 90 days due                           $_________
5.    Balance of 50% over 90 day accounts                $_________
6.    Credit balances                                    $_________
7.    Concentration Limits in excess of 25%              $_________
8.    Foreign Accounts                                   $_________
9.    Governmental Accounts                              $_________
10.   Contra Accounts                                    $_________
11.   Promotion or Demo Accounts                         $_________
12.   Intercompany/Employee Accounts                     $_________
13.   Other (please explain on reverse)                  $_________
14.   TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                            $_________
15.   Eligible Accounts (#3 minus #14)                                $_________
16.   LOAN VALUE OF ACCOUNTS (80% of #15)                             $_________

BALANCES
17.   Maximum Loan Amount                                $_________
18.   Total Funds Available [Lesser of #17 or #16]                    $_________
19.   Present balance owing on Line of Credit            $_________
20.   Outstanding under Sublimits (  )                   $_________
21.   RESERVE POSITION (#18 minus #19 and #20)                        $_________

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:

                                                  BANK USE ONLY

                                              Rec'd By:_________________
                                                        Auth. Signer
ANDA NETWORKS, INC.                           Date:_____________________

                                              Verified:_________________
By: ________________________________                    Auth. Signer
        Authorized Signer                     Date:_____________________

[SILICON LOGO]

                               SILICON VALLEY BANK


                       PRO FORMA INVOICE FOR LOAN CHARGES



BORROWER:                    ANDA NETWORKS, INC.

LOAN OFFICER:                JOELLEN ADEMSKI

DATE:                        FEBRUARY 18, 1999

                             REVOLVING LOAN FEE                   $1,250.00
                             CREDIT REPORT                            35.00
                             UCC SEARCH FEE                          150.00
                             UCC FILING FEE                           40.00
                             DOCUMENTATION FEE                       750.00
                                                                  ---------
                             TOTAL FEE DUE                        $2,225.00
                                                                  =========


PLEASE INDICATE THE METHOD OF PAYMENT:

        { }   A CHECK FOR THE TOTAL AMOUNT IS ATTACHED.

        { }   DEBIT DDA # __________________ FOR THE TOTAL AMOUNT.

        { }   LOAN PROCEEDS

BORROWER:

BY:_________________________________________
     (AUTHORIZED SIGNER)



____________________________________________
SILICON VALLEY BANK               (DATE)
ACCOUNT OFFICER'S SIGNATURE

                            NEGATIVE PLEDGE AGREEMENT

        This Negative Pledge Agreement is made as of February 18, 1999 by and between ANDA NETWORKS, INC. ("Borrower") and Silicon Valley Bank ("Bank").

In connection with, among other documents, the Loan and Security Agreement (the "Loan Documents") being concurrently executed herewith between Borrower and Bank, Borrower agrees as follows:

        1. Borrower shall not (except as permitted under the Loan Documents) sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of Borrower's intellectual property, including, without limitation, the following:

               a. Any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held;

               b. All mask works or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired;

               c. Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

               d. Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

               e. All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications;

               f. Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks, including without limitation;

               g. Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

               h. All licenses or other rights to use any of the Copyrights, Patents, Trademarks or Mask Works, and all license fees and royalties arising from such use to the extent permitted by such license or rights; and

               i. All amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works; and

               j. All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing;

        2. It shall be an Event of Default under the Loan Documents between Borrower and Bank if there is a breach of any term of this Negative Pledge Agreement.

        3. Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Documents.

        4. In the event of any conflict between the provisions of the Loan Documents and the provisions of this Negative Pledge Agreement, the provisions of the Loan Documents shall supercede and control.

BORROWER:

ANDA NETWORKS, INC.


By:____________________________
Name:__________________________
Title:_________________________


BANK:

SILICON VALLEY BANK


By:____________________________
Name:__________________________
Title:_________________________

                         CORPORATE BORROWING RESOLUTION


BORROWER:     ANDA NETWORKS, INC.             BANK:   SILICON VALLEY BANK
              2921 COPPER ROAD                        3003 TASMAN DRIVE
              SANTA CLARA, CA 95051                   SANTA CLARA, CA 95054-1191

I, THE UNDERSIGNED SECRETARY OR ASSISTANT SECRETARY OF ANDA NETWORKS, INC. ("BORROWER"), HEREBY CERTIFY that Borrower is a corporation duly organized and existing under and by virtue of the laws of the State of Delaware.

I FURTHER CERTIFY that at a meeting of the Directors of Borrower (or by other duly authorized corporate action in lieu of a meeting), duly called and held, at which a quorum was present and voting, the following resolutions were adopted.

BE IT RESOLVED, that ANY ONE (1) of the following named officers, employees, or agents of Borrower, whose actual signatures are shown below:

          NAMES                     POSITIONS              ACTUAL SIGNATURES
___________________________  ________________________  _________________________

___________________________  ________________________  _________________________

___________________________  ________________________  _________________________

___________________________  ________________________  _________________________

___________________________  ________________________  _________________________


acting for and on behalf of Borrower and as its act and deed be, and they hereby are, authorized and empowered:

        BORROW MONEY. To borrow from time to time from Silicon Valley Bank ("Bank"), on such terms as may be agreed upon between the officers of Borrower and Bank, such sum or sums of money as in their judgment should be borrowed.

        EXECUTE LOAN DOCUMENTS. To execute and deliver to Bank the loan documents of Borrower, on Bank's forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any indebtedness of Borrower to Bank, and also to execute and deliver to Bank one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the loan documents, or any portion of the loan documents.

        GRANT SECURITY. To grant a security interest to Bank in any of Borrower's assets, which security interest shall secure all of Borrower's obligations to Bank.

        NEGOTIATE ITEMS. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to Borrower or in which Borrower may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of Borrower with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

        LETTERS OF CREDIT. To execute letter of credit applications and other related documents pertaining to Bank's issuance of letters of credit.

        FOREIGN EXCHANGE CONTRACTS. To execute and deliver foreign exchange contracts, either spot or forward, from time to time, in such amount as, in the judgment of the officer or officers herein authorized.

        ISSUE WARRANTS. To issue warrants to purchase Borrower's capital stock, for such class, series and number, and on such terms, as an officer of Borrower shall deem appropriate.

        FURTHER ACTS. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements, INCLUDING AGREEMENTS WAIVING THE RIGHT TO A TRIAL BY JURY, as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these Resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of Borrower's agreements or commitments in effect at the time notice is given.

I FURTHER CERTIFY that the persons named above are principal officers of the Borrower and occupy the positions set opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Borrower; and that they are in full force and effect and have not been modified or revoked in any manner whatsoever.

IN WITNESS WHEREOF, I have hereunto set my hand on February 18, 1999 and attest that the signatures set opposite the names listed above are their genuine signatures.

CERTIFIED TO AND ATTESTED BY:

X ______________________________________________
   *Secretary or Assistant Secretary

X ______________________________________________



*NOTE: In case the Secretary or other certifying officer is designated by the foregoing resolutions as one of the signing officers, this resolution should also be signed by a second Officer or Director of Borrower.

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.


                            WARRANT TO PURCHASE STOCK

Corporation: ANDA NETWORKS, INC., a Delaware corporation

Number of Shares: 15,000

Class of Stock: Series B Preferred

Initial Exercise Price: 60% of the price given at the next equity round, provided, however, in any case not less than the price given at the Series B round of financing

Issue Date: February 18, 1999

Expiration Date: February 18, 2004, subject to Section 4.1 hereof

        THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, SILICON VALLEY BANK ("Holder") is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the "Shares") of the corporation (the "Company") at the initial exercise price per Share (the "Warrant Price") all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1. EXERCISE.

            1.1 Method of Exercise. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

            1.2 Conversion Right. In lieu of exercising this Warrant as specified in Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.4.

            1.3 Intentionally Omitted

            1.4 Fair Market Value. If the Shares are traded in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company's stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company; provided, that, if the Warrant is being exercised upon the closing of the IPO, the value will be the initial "Price to Public" of one share of such Preferred Stock (or Common Stock issuable upon conversion of such Preferred Stock) specified in the final prospectus with respect to such offering. If the Shares are not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking firm to undertake such valuation and any fees and expenses shall be paid by Holder.

            1.5 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this

Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

            1.6 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

            1.7 Repurchase on Sale, Merger, or Consolidation of the Company.

                1.7.1. "Acquisition". For the purpose of this Warrant, "Acquisition" means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company that results in the transfer of fifty percent (50%) or more of the outstanding voting securities of the Company.

                1.7.2. Assumption of Warrant. Upon the closing of any Acquisition the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly, provided that, if pursuant to such Acquisition, the entire outstanding class of the Shares issuable upon exercise of the unexercised portion of this Warrant are exchanged and a total consideration payable to the holders of such class of Shares consists entirely of cash or publicly traded securities or any combination thereof, then this Warrant shall expire upon closing of such Acquisition.

                1.7.3. Purchase Right. Notwithstanding the foregoing, at the election of Holder, the Company shall purchase the unexercised portion of this Warrant for cash upon the closing of any Acquisition for an amount equal to (a) the fair market value of any consideration that would have been received by Holder in consideration of the Shares had Holder exercised the unexercised portion of this Warrant immediately before the record date for determining the shareholders entitled to participate in the proceeds of the Acquisition, less
(b) the aggregate Warrant Price of the Shares, but in no event less than zero.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.

        2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on its common stock (or the Shares if the Shares are securities other than common stock) payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, or, if the Shares are securities other than common stock, subdivides the Shares in a transaction that increases the amount of common stock into which the Shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

        2.2 Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company's Certificate of Incorporation upon the closing of a registered public offering of the Company's common stock. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

            2.3 Adjustments for Combinations, Etc. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased.

            2.4 Adjustments for Diluting Issuances. The Warrant Price and the number of Shares issuable upon exercise of this Warrant or, if the Shares are Preferred Stock, the number of shares of common stock issuable upon conversion of the Shares, shall be subject to adjustment, from time to time in the manner set forth on Exhibit A in the event of Diluting Issuances (as defined on Exhibit
A).

            2.5 No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment. If the Company takes any action affecting the Shares or its common stock other than as described above that adversely affects Holder's rights under this Warrant, the Warrant Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Warrant Price of this Warrant is unchanged.

            2.6 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder amount computed by multiplying the fractional interest by the fair market value of a full Share.

            2.7 Notice as to Adjustments. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Warrant Price, the Company shall promptly notify the Holder of such event and of the number of shares of Preferred Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

            3.1 Representations and Warranties. The Company hereby represents and warrants to the Holder as follows:

                All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

            3.2 Notice of Certain Events. If the Company proposes at any time
(a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of common stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company's securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in (c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in
(e) above, the same notice as is given to the holders of such registration rights.

            3.3 Information Rights. So long as the Holder holds this Warrant and/or any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all notices or other written communications to the shareholders of the Company, (b) within ninety (90) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing and
(c) such other financial statements required under and in accordance with any loan documents between Holder and the Company (or if there are no such requirements [or if the subject loan(s) no longer are outstanding]), then within forty-five (45) days after the end of each of the first three quarters of each fiscal year, the Company's quarterly, unaudited financial statements.

            3.4 Registration Under Securities Act of 1933, as amended. The Company agrees that the Shares or, if the Shares are convertible into common stock of the Company, such common stock, shall be subject to the registration rights set forth on Exhibit B, if attached.

ARTICLE 4. MISCELLANEOUS.

            4.1 Term; Notice of Expiration. This warrant shall terminate upon the earliest occurrence of any of the following events: (i) five (5) years from the date of this Warrant; (ii) the closing of an initial public offering ("IPO") in which the Company's stock is sold for at least 3 times the Initial Exercise Price; or (iii) the closing of an Acquisition pursuant to Section 1.7, provided, however, Company agrees to give Holder written notice of Holder's right to exercise this Warrant in the form attached as Appendix 2 not more than 90 days and not less than 30 days before the events described in subsections' (i), (ii), or (iii). If the notice is not so given, the expiration date shall automatically be extended until 30 days after the date the Company delivers the notice to Holder.

            4.2 Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

        THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

            4.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder s notice of proposed sale.

            4.4 Transfer Procedure. Subject to the provisions of Section 4.3 Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) at any time to Silicon Valley Bancshares or The Silicon Valley Bank Foundation, or to any affiliate of Holder, or, to any other transferree by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). Unless the Company is filing financial information with the SEC pursuant to the Securities Exchange Act of 1934, the Company shall have the right to refuse to transfer any portion of this Warrant to any person who directly competes with the Company.

            4.5 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time. All notices to be provided under this Warrant shall be send to the following address:

                      Silicon Valley Bank
                      Attn: Treasury Department
                      3003 Tasman Drive
                      Santa Clara, CA  95054


            4.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

            4.7 Attorneys Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

            4.8 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

                                      "COMPANY"

                                      ANDA NETWORKS, INC.


                                      By:    ___________________________________

                                      Name:  ___________________________________
                                             (Print)
                                      Title: Chairman of the Board, President or
                                             Vice President


                                      By:    ___________________________________

                                      Name:  ___________________________________
                                             (Print)
                                      Title: Chief Financial Officer, Secretary,
                                             Assistant Treasurer or Assistant
                                             Secretary

                                   APPENDIX 1

                               NOTICE OF EXERCISE



        1. The undersigned hereby elects to purchase shares of the Common/Preferred Series ___ [Strike one] Stock of ANDA NETWORKS, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

        1. The undersigned hereby elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant. This conversion is exercised with respect to _____________________ of the Shares covered by the Warrant.

        [Strike paragraph that does not apply.]

        2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

                      ___________________________________________
                             (Name)


                      ___________________________________________

                      ___________________________________________
                             (Address)

        3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

                                            ____________________________________
                                                     (Signature)

____________________
      (Date)

                                   APPENDIX 2

                     Notice that Warrant Is About to Expire

                              ______________, ____


(Name of Holder)

(Address of Holder)

Attn: Chief Financial Officer


Dear: ______________________

        This is to advise you that the Warrant issued to you described below will expire on _________________________, 19 .

        Issuer:

        Issue Date:

        Class of Security Issuable:

        Exercise Price per Share:

        Number of Shares Issuable:

        Procedure for Exercise:

        Please contact [name of contact person at (phone number)] with any questions you may have concerning exercise of the Warrant. This is your only notice of pending expiration.

                                           _____________________________________
                                           (Name of Issuer)

                                           By:
                                           _____________________________________

                                           Its:
                                           _____________________________________

                                    EXHIBIT A

                            Anti-Dilution Provisions
      (For Preferred Stock Warrants With Existing Anti-Dilution Protection)


        In the event of the issuance (a "Diluting Issuance") by the Company, after the Issue Date of the Warrant, of securities at a price per share less than the Warrant Price, then the number of shares of common stock issuable upon conversion of the Shares shall be adjusted in accordance with those provisions (the "Provisions") of the Company's Articles (Certificate) of Incorporation which apply to Diluting Issuances.

        The Company agrees that no amendments will be made to the Provisions, as in effect on the Issue Date which would have an adverse impact on the Holder as compared to other holders of Series B Preferred Stock without the consent of the Holder.

        Under no circumstances shall the aggregate Warrant Price payable by the Holder upon exercise of the Warrant increase as a result of any adjustment arising from a Diluting Issuance.

                                    EXHIBIT B

                               Registration Rights


        The Shares (if common stock), or the common stock issuable upon conversion of the Shares, shall be deemed "registrable securities" or otherwise entitled to "piggy back" registration rights in accordance with the terms of the following agreement (the "Agreement") between the Company and its investor(s):


                      Investors' Rights Agreement between the Company and the Investors listed on Schedule "A" thereto, dated September 30, 1998.

        The Company agrees that no amendments will be made to the Agreement which would have an adverse impact on Holder's registration rights thereunder as compared to other holders of Series B Preferred Stock without the consent of Holder. By acceptance of the Warrant to which this Exhibit B is attached, Holder shall be deemed to be a party to the Agreement, unless Holder otherwise elects not to become or to cease being a party thereto.

        If no Agreement exists, then the Company and the Holder shall enter into Holder's standard form of Registration Rights Agreement as in effect on the Issue Date of the Warrant.